                                                                EXHIBIT 4.4


                                 [FORM OF NOTE]

                             VENTURE HOLDINGS TRUST

                          SERIES B 9 1/2% SENIOR NOTES
                                    DUE 2005


                 The Original Notes for which this Security has been exchanged were issued with original issue discount. Holders of this Security who held the Original Notes as part of the initial issuance thereof will continue to be subject to original issue discount during the period they hold this Security. For information regarding issue price, the amount of original issue discount, the issue date and the yield to maturity, please contract James E. Butler at Venture Holdings Trust, 33662 James J. Pompo Drive, Fraser, Michigan 48026.

                 Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)





__________________________________

   (1) This paragraph should only be added if the Security is issued in global form.

                                                           CUSIP NO. 92326Y AD 1

No.                                                                     $


                 Venture Holdings Trust, a grantor trust organized under the laws of Michigan (the "Trust"), Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company, each a Michigan Corporation (each an "Issuer" and, together with the Trust, the "Issuers"), for value received, hereby promise, jointly and severally, to pay to _____, or registered assigns, the principal sum of _____ Dollars, on July 1, 2005.

                 Interest Payment Dates:  January 1 and July 1.

                 Record Dates:  December 15 and June 15.

                 Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.





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

                 IN WITNESS WHEREOF, the Issuers have caused this Instrument to be duly executed under its corporate seal.


                                        VENTURE HOLDINGS TRUST


                                        By:__________________________
                                             Name:
                                             Title:


Attest: _______________


                                        VEMCO INC.


                                        By:__________________________
                                             Name:
                                             Title:


Attest: _______________


                                        VEMCO LEASING, INC.


                                        By:__________________________
                                             Name:
                                             Title:


Attest: _______________





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

                                        VENTURE INDUSTRIES CORPORATION



                                        By:__________________________
                                             Name:
                                             Title:


Attest: _______________



                                        VENTURE HOLDINGS CORPORATION



                                        By:__________________________
                                             Name:
                                             Title:


Attest: _______________



                                        VENTURE LEASING COMPANY


                                        By:__________________________
                                             Name:
                                             Title:


Attest: _______________





                                        VENTURE MOLD & ENGINEERING
                                        CORPORATION



                                        VENTURE LEASING COMPANY


                                        By:__________________________
                                             Name:
                                             Title:


Attest: _______________

                                        VENTURE SERVICE COMPANY



                                        By:__________________________
                                             Name:
                                             Title:


Attest: _______________

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


                 This is one of the Securities described in the within-mentioned Indenture.



Dated:
                                        ___________________________________,
                                        As Trustee



                                        By:______________________________
                                                Authorized Signatory





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

                             VENTURE HOLDINGS TRUST

                          SERIES B 9 1/2% SENIOR NOTES
                                    DUE 2005


1.  Interest.

                 Venture Holdings Trust, a grantor trust organized under the laws of Michigan (the "Trust"), Vemco, Inc., Vemco Leasing, Inc., Venture Industries Corporation, Venture Holdings Corporation, Venture Leasing Company, Venture Mold & Engineering Corporation and Venture Service Company, each a Michigan Corporation (each an "Issuer" and, together with the Trust, the "Issuers"), jointly and severally, promise to pay interest on the principal amount of this Security at a rate of 9 1/2% per annum. To the extent it is lawful, the Issuers promise to pay interest on any interest payment due but unpaid on such principal amount at a rate of 9 1/2% per annum compounded semi-annually.

                 The Issuers will pay interest semi-annually on January 1 and July 1 of each year (each, an "Interest Payment Date"), commencing January 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities pursuant to the Indenture or, if no interest has been paid, from July 9, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.  Method of Payment.

                 The Issuers shall pay interest (and Liquidated Damages, if any) on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuers shall pay principal and interest (and Liquidated Damages, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest (and Liquidated Damages, if any) at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of principal, premium and interest (and Liquidated Damages, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Liquidated Damages, if any) and premium on all Global Securities and all other Securities the Holders of which shall have provided written wire transfer instructions to the Issuers and the Paying Agent.





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

3.  Paying Agent and Registrar.

                 Initially, The Huntington National Bank (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Issuers or any of their respective Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4.  Indenture.

                 The Issuers issued the Securities under an Indenture, dated July 1, 1997 (the "Indenture"), between the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior obligations of the Issuers, ranking pari passu in right of payment with all other senior obligations of the Issuers, and are limited in aggregate principal amount to $205,000,000. The Securities are designated "Designated Senior Indebtedness" for all purposes of the indenture governing the Issuers' 9-3/4% Senior Subordinated Notes due 2004.

5.  Redemption.

                 Except as provided in this Paragraph 5, the Issuers shall not have the right to redeem any Securities. The Securities are redeemable in whole or from time to time in part at any time on or after July 1, 2001, at the option of the Issuers, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing July 1 of each of the years indicated below, in each case (subject to the right of Holders of record on the Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), plus any accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date.



                          Year                                                 Redemption Price
                          ----                                                 ----------------
                          2001  . . . . . . . . . . . . . . . . . . . . . . .           104.750%
                          2002  . . . . . . . . . . . . . . . . . . . . . . .           102.375%
                          2003  . . . . . . . . . . . . . . . . . . . . . . .           100.000%

                 Until July 1, 2000, upon a Public Equity Offering of Notes, up to 35% of the aggregate principal amount of the Notes may be redeemed at the option of the Issuers within 120 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at 109.5% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date),





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

together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of redemption; provided, however, that immediately following each such redemption not less than 65% of the aggregate principal amount of the Notes originally issued are outstanding.

                 Any redemption of the Notes shall comply with Article III of the Indenture.

6.  Notice of Redemption.

                 Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address as set forth on the registry books of the Registrar. Securities in denominations larger than $1,000 may be redeemed in part.

                 Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

7.  Denominations; Transfer; Exchange.

                 The Securities are in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.  Persons Deemed Owners.

                 The registered Holder of a Security may be treated as the owner of it for all purposes.


9.  Unclaimed Money.

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.

                 If the Issuers at any time deposit into an irrevocable trust with the Trustee Cash or U.S. Government Obligations sufficient to pay the principal of and interest (and Liquidated Damages, if any) on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest (and Liquidated Damages, if any) on the Securities).

11.  Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, comply with the TIA or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.

                 The Indenture imposes certain limitations on the ability of the Issuers and their respective Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, incur Liens, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

13.  Change of Control.

                 In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Issuers to purchase on the Change of Control Purchase Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a cash price equal to 101% of the principal amount thereof, together with accrued but unpaid interest (and Liquidated Damages, if any) to and including the Change of Control Purchase Date.





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

14.      Certain Asset Sales.

                 The Indenture imposes certain limitations on the ability of the Issuers to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Issuers generally will be required either to reinvest the proceeds of such Asset Sale in its business, use such proceeds to retire debt, or to make an asset sale offer to purchase a certain amount of each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date, as more fully set forth in the Indenture

15.  Successors.

                 When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.  Defaults and Remedies.

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

17.  Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their respective Affiliates, and may otherwise deal with the Issuers or their Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

                 Neither the trustee, grantor, beneficiaries or special advisors to the Trust, nor any direct or indirect shareholder, employee, director, officer or agent (including independent members of the Fairness Committee) of the Issuers and the Subsidiaries shall have any personal liability in respect of the obligations of the Issuers and the Subsidiaries under the Indenture, the Notes or the Guarantees by reason of his, her or its status as such. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.





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

19.  Authentication.

                 This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  Abbreviations and Defined Terms.

                 Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Governing Law.

                 The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.





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

                              [FORM OF ASSIGNMENT]


                        I or we assign this Security to

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Print or type name, address and zip code of assignee)


                 Please insert Social Security or other identifying number of assignee _________________

and irrevocably appoint ___________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:  __________ Signed:_____________________________________________________

________________________________________________________________________________
           (Sign exactly as your name appears on the other side of
                                this Security)

Signature guarantee:__________________________________________________________





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

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box:

[ ] Section 4.13
[ ] Article X


                 If you want to elect to have only part of this Security purchased by the Issuers pursuant to the Indenture, state the principal amount you want to have purchased: $________



Date:  ________________ Signature:_____________________________________________
       (Sign exactly as your appears on the other side of this Security other side of this Security)

Signature guarantee:___________________________________________________________





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

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES(2)

                 The following exchanges of a part of this Global Security for Definitive Securities have been made:


                                                                                                  Signature of
                                                                        Principal Amount of       authorized
                         Amount of decrease in   Amount of increase in  this Global Security      signatory of Trustee
                         Principal Amount of     Principal Amount of    following such decrease   or
Date of Exchange         this Global Security    this Global Security   (or increase)             Securities Custodian
-----------------------------------------------------------------------------------------------------------------------






D1\93301.1
ID\ MWP





__________________________________________


       (2) This schedule should only be added if the Security is issued in global form.

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